Exhibit 99.1

IHEARTMEDIA, INC. REPORTS

RESULTS FOR 2017 THIRD QUARTER

San Antonio, TX, November 8, 2017 – iHeartMedia, Inc. (PINK: IHRT) today reported financial results for the third quarter ended September 30, 2017.

“As a true multi-platform, 21st-century media company, we continue to expand the innovative ways for us to engage consumers and to reinvent how we do business with our advertising and marketing partners,” said Bob Pittman, Chairman and Chief Executive Officer of iHeartMedia, Inc. “At our iHeartMedia business, in addition to building out a data-first programmatic advertising platform, we are continually growing our content offerings, including iHeartRadio’s podcast platform, with virtually all of the top 200 U.S. podcasts. At Americas outdoor and International outdoor, we are both expanding our digital footprint and enhancing our automated ad-buying and data analytics and attribution capabilities to generate better results for our partners.”

Rich Bressler, President, Chief Operating Officer and Chief Financial Officer said: “Our consolidated revenues and operating income declined in the third quarter. However, the iHeartMedia segment extended its year-over-year revenue growth to eighteen consecutive quarters. We continue to be committed to balancing financial discipline with investments in data, programmatic and attribution to grow our businesses while staying focused on improving our capital structure.”

Key Financial Highlights

The Company’s key financial highlights for the third quarter of 2017 include:

•	Consolidated revenue decreased 1.9%. Consolidated revenue was flat, after adjusting for a $10.2 million impact from movements in foreign exchange rates and the $39.3 million impact of the outdoor businesses sold.

•	iHM revenues increased $2.4 million, or 0.3%. Revenues increased $8.0 million, or 0.9%, excluding political revenue.

•	Americas outdoor revenues decreased $6.4 million, or 2.0%. Revenues decreased $3.1 million, or 1.0%, after adjusting for a $0.9 million impact from movements in foreign exchange rates and a $4.2 million impact from the sale of our business in Canada.

•	International outdoor revenues decreased $17.7 million, or 5.1%. Revenues increased $8.1 million, or 2.6%, after adjusting for a $9.3 million impact from movements in foreign exchange rates and a $35.2 million impact from the sale of our businesses in Australia and Turkey.

•	Operating income decreased $71.0 million, or 23.7%, primarily due to a $33.8 million prior year benefit resulting from the renegotiation of certain contracts and the $12.1 million loss on the sale of our Canadian outdoor market.

•	OIBDAN decreased 14.3% and decreased 12.9%, excluding the impact from movements in foreign exchange rates and the impact of the outdoor businesses sold.

Key Non-Financial Highlights

For iHeartMedia, the Company’s recent key non-financial highlights were:

Strengthening our presence in key markets:

•	Announcing our plans to exchange the Richmond and Chattanooga markets for Entercom and CBS Stations in Boston and Seattle – two of the few markets where we did not have a full complement of stations. This exchange will allow us to expand our presence in these strategic markets, further strengthening our position in Boston and Seattle.

Producing major events for fans that enhance artist partnerships, providing grand-scale promotions for our stations and delivering unique brand-building and activation opportunities to advertisers:

•

Hosting the seventh annual iHeartRadio Music Festival in September including the iHeartRadio Daytime Village presented by Capital One. This iconic two-day music event featured many of the biggest names in music today, including Coldplay, P!NK,

The Weeknd, Lorde, Chris Stapleton, Kings of Leon, Miley Cyrus and Big Sean. The Festival generated a record-setting 12 billion social impressions, up 16% over the prior year. The CW Network exclusively live-streamed both days of the festival and will air it as a two-night special later in November.

•	Celebrating the best in Latin Music on November 4th at the fourth annual iHeartRadio Fiesta Latina – generating 4.9 billion social impressions, up 32% over the prior year. Hosted by iHeartMedia’s Enrique Santos, the star-studded iHeartRadio Fiesta Latina included some of the most popular Latin music artists including Ricky Martin, Gente De Zona, Don Omar, and CNCO. This year’s event honored the communities affected by recent natural disasters across Texas, Florida, Puerto Rico, Mexico and Northern California and special tribute was paid to the first responders to these disasters. It aired live on Telemundo and was also broadcast live across iHeartMedia’s Spanish-Pop, Tropical, regional Mexican and Spanish-Adult Hit radio stations nationwide and streamed live on iHeartRadio’s Official YouTube.

•	Announcing the return of the legendary national “iHeartRadio Jingle Ball Tour presented by Capital One” that will feature top recording artists such as Taylor Swift, Ed Sheeran, The Chainsmokers, Sam Smith and Fall Out Boy, who will lead all-star lineups in a series of concerts across major U.S cities, including New York, Los Angeles, Miami, Chicago and Dallas.

•	Adding another major event to our roster. The iHeartRadio ALTer EGO will celebrate everything alternative rock on January 19th in Los Angeles and feature Mumford & Sons, Cage the Elephant, Beck, Spoon, WALK THE MOON, The National and Dashboard Confessional. This music event will be broadcast live across over 60 Alternative and Rock iHeartRadio stations and streamed on iHeartRadio.

Growing our reach with new partnerships:

•	Teaming up with Fox TV on a new music competition series – “The Four: Battle for Stardom” – to support auditions, search for talent and boost careers of artists throughout the run of the competition. The winner will join iHeartMedia’s coveted “On the Verge” artist development program, which will promote the winning talent with airplay across iHeartMedia radio stations nationwide. On the Verge helped launch the careers of Sam Smith, Fifth Harmony, and Nick Jonas among many other artists.

Expanding our content through digital and social channels

•	Launching “iHeartRadio… After Elvis,” with iHeartMedia’s Elvis Duran, a brand-new entertainment show on Facebook’s new destination for watching shows, Watch. Every afternoon, Elvis leads off-the-cuff conversations with popular celebrities and iHeartRadio personalities from across the country about the latest pop culture, entertainment news and the hottest trends.

•	Podcast listening on iHeartRadio increased 58% year-over-year in the quarter, with virtually all of the top 200 U.S. podcasts now available. The catalog includes almost 10,000 podcasts across 18 different categories, including iHeartMedia’s Bobby Bones’ newly launched Nashville Podcast Network as well as NPR and Fatherly podcasts.

Focusing on emerging platforms including voice-controlled devices:

•	Expanding our voice-controlled footprint in addition to the Amazon Echo family and Alexa devices, iHeartRadio’s Live Radio stations are available on Google Home and the newly launched Google Assistant-enabled Google Home Mini, Google Home Max and Google Pixel Buds, while iHeartRadio’s Live Radio stations and custom Artist Radio stations are now available on the Android Wear 2.0 watch.

•	Adding iHeartRadio All Access to Sonos smart speakers for on-demand listening to playlists and customized stations with unlimited skips – with the ability to curate, save songs and access on demand playlists using the free Sonos app on Android, iPhone or iPad.

Celebrating award-winning content:

•	iHeartMedia’s The Bobby Bones Show won the CMA Award in the National Broadcast Personality of the Year category and iHeartMedia’s personalities Bobby Bones, Sean Hannity and Bill Handel were inducted into the National Radio Hall of Fame.

Renewing key agreements:

•	Signing a multi-year renewal with Nielsen for audience measurement and key analytics.

Outdoor

Building out Americas outdoor and International outdoor digital footprint:

•	Installing over 450 new digital displays in the third quarter in our North American and International outdoor markets for an end-of-quarter total of 1,180 digital billboards across Americas outdoor’s markets and more than 13,300 digital displays across International outdoor’s markets as of September 30, 2017.

•	Renewing a five-year contract with Clinton National Airport in Little Rock, Arkansas and 10-year contract with the Port of Seattle, in addition to signing a new five-year exclusive agreement with Bangor International Airport to provide state-of-the-art advertising solutions.

•	Signing a new contract in France with Effia to operate advertising sites in nearly 50 parking lots located in the heart of major cities, including Lille, Nice, Antibes, Grenoble and Dijon, as well as near heavily trafficked TGV railway stations.

•	Launching the first-ever digital roadside network of digital screens across heavily trafficked locations in Northern Ireland, following the retention of the Translink contract for managing 1,400 bus shelters there.

•	Increasing reach in Nordic countries with the launch of ‘The Fame’ in Finland, the largest LCD digital OOH screen in the region.

•	Announcing a new deal with Amscreen to extend our successful digital partnership into sixteen new country markets. This will be in addition to the 2,500+ displays in the UK, where total digital out-of-home revenue now represents over 50% of all UK revenues.

Expanding our programmatic, data analytics and attribution capabilities:

•	Enhancing Americas outdoor’s nationwide programmatic platform by partnering with Adelphic and Vistar – further integrating buying OOH into the broader programmatic media ecosystem through the same dashboard that brands use to buy other media programmatically.

•	Winning a North American Smarties award for “location based services or targeting” for Americas outdoor’s “24-Hour Fitness: Out-of-home advertising & mobile work better together” mobile amplification campaign.

GAAP Measures by Segment

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Revenue
iHM	$859,531	$857,099	0.3%	$2,501,084	$2,463,899	1.5%
Americas Outdoor	316,587	322,997	(2.0)%	919,967	931,058	(1.2)%
International Outdoor	328,502	346,224	(5.1)%	942,167	1,035,263	(9.0)%
Other	34,452	41,414	(16.8)%	99,332	114,663	(13.4)%
Eliminations	(1,656)	(1,152)		(5,444)	(2,031)

Consolidated revenue	$1,537,416	$1,566,582	(1.9)%	$4,457,106	$4,542,852	(1.9)%

Direct Operating and SG&A expenses[1]
iHM	$553,471	$498,280	11.1%	$1,667,996	$1,516,441	10.0%
Americas Outdoor	196,298	197,489	(0.6)%	592,719	588,699	0.7%
International Outdoor	288,199	290,925	(0.9)%	811,554	866,071	(6.3)%
Other	23,298	27,288	(14.6)%	74,522	83,649	(10.9)%
Eliminations	(717)	(542)		(2,694)	(1,421)

Consolidated Direct Operating and SG&A expenses	$1,060,549	$1,013,440	4.6%	$3,144,097	$3,053,439	3.0%

Operating Income
iHM	$247,971	$298,128	(16.8)%	$658,142	$764,952	(14.0)%
Americas Outdoor	73,254	78,266	(6.4)%	189,559	201,476	(5.9)%
International Outdoor	7,417	18,281	(59.4)%	35,464	56,117	(36.8)%
Other	7,261	9,643	(24.7)%	13,713	18,205	(24.7)%
Corporate[2]	(86,752)	(96,461)	(10.1)%	(261,006)	(279,738)	(6.7)%
Impairment charges	(7,631)	(8,000)	(4.6)%	(7,631)	(8,000)	(4.6)%
Other operating income (loss), net	(13,215)	(505)		24,785	219,768

Consolidated Operating Income	$228,305	$299,352	(23.7)%	$653,026	$972,780	(32.9)%

1Direct Operating and SG&A Expenses as included throughout this earnings release refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization).

2Includes Corporate depreciation and amortization of $7.8 million and $9.0 million for the three months ended September 30, 2017 and 2016, respectively, and $24.8 million and $26.8 million for the nine months ended September 30, 2017 and 2016, respectively, as well as intercompany charges.

Non-GAAP Measures1 (see preceding table for comparable GAAP measures)

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Revenue, excluding movements in foreign exchange
iHM	$859,531	$857,099	0.3%	$2,501,084	$2,463,899	1.5%
Americas Outdoor	315,704	322,997	(2.3)%	917,219	931,058	(1.5)%
International Outdoor	319,171	346,224	(7.8)%	962,970	1,035,263	(7.0)%
Other	34,452	41,414	(16.8)%	99,332	114,663	(13.4)%
Eliminations	(1,656)	(1,152)		(5,444)	(2,031)

Consolidated revenue excluding movements in foreign exchange	$1,527,202	$1,566,582	(2.5)%	$4,475,161	$4,542,852	(1.5)%

Direct Operating and SG&A expenses, excluding movements in foreign exchange
iHM	$553,471	$498,280	11.1%	$1,667,996	$1,516,441	10.0%
Americas Outdoor	195,635	197,489	(0.9)%	590,336	588,699	0.3%
International Outdoor	279,016	290,925	(4.1)%	828,164	866,071	(4.4)%
Other	23,298	27,288	(14.6)%	74,522	83,649	(10.9)%
Eliminations	(717)	(542)		(2,694)	(1,421)

Consolidated Direct Operating and SG&A expenses, excluding movements in foreign exchange	$1,050,703	$1,013,440	3.7%	$3,158,324	$3,053,439	3.4%

OIBDAN
iHM	$306,060	$358,819	(14.7)%	$833,088	$947,458	(12.1)%
Americas Outdoor	120,289	125,508	(4.2)%	327,248	342,359	(4.4)%
International Outdoor	40,303	55,299	(27.1)%	130,613	169,192	(22.8)%
Other	11,154	14,126	(21.0)%	24,810	31,014	(20.0)%
Corporate	(74,428)	(83,348)	(10.7)%	(224,467)	(241,998)	(7.2)%
Eliminations	(939)	(610)		(2,750)	(610)

Consolidated OIBDAN	$402,439	$469,794	(14.3)%	$1,088,542	$1,247,415	(12.7)%

OIBDAN, excluding movements in foreign exchange
iHM	$306,060	$358,819	(14.7)%	$833,088	$947,458	(12.1)%
Americas Outdoor	120,069	125,508	(4.3)%	326,883	342,359	(4.5)%
International Outdoor	40,155	55,299	(27.4)%	134,806	169,192	(20.3)%
Other	11,154	14,126	(21.0)%	24,810	31,014	(20.0)%
Corporate	(74,444)	(83,348)	(10.7)%	(226,399)	(241,998)	(6.4)%
Eliminations	(939)	(610)		(2,750)	(610)

Consolidated OIBDAN, excluding movements in foreign exchange	$402,055	$469,794	(14.4)%	$1,090,438	$1,247,415	(12.6)%

Revenue excluding effects of foreign exchange and revenue from outdoor businesses sold
Americas Outdoor	$313,107	$316,232	(1.0)%	$903,539	$906,449	(0.3)%
International Outdoor	319,171	311,074	2.6%	962,970	928,718	3.7%
Consolidated revenue, excluding effects of foreign exchange and revenue from outdoor businesses sold	$1,524,605	$1,524,667	—%	$4,461,481	$4,411,698	1.1%
OIBDAN excluding effects of foreign exchange and revenue from outdoor businesses sold
Americas Outdoor	$119,892	$125,624	(4.6)%	$326,788	$341,235	(4.2)%
International Outdoor	40,155	47,033	(14.6)%	134,806	147,749	(8.8)%
Consolidated OIBDAN, excluding effects of foreign exchange and revenue from outdoor businesses sold	$401,878	$461,644	(12.9)%	$1,090,343	$1,224,848	(11.0)%

Certain prior period amounts have been reclassified to conform to the 2017 presentation of financial information throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment, to consolidated and segment operating income (loss); (ii) revenues, excluding effects of foreign exchange rates, to revenues (iii); direct operating and SG&A expenses, excluding effects of foreign exchange rates, to direct operating and SG&A expenses; (iv) revenues, excluding political advertising revenues, to revenues; (v) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to corporate expenses; (vi) consolidated and outdoor revenues, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to consolidated and outdoor revenues; (vii) consolidated and outdoor direct operating and SG&A expenses, excluding the effects of foreign exchange rates and results from outdoor markets and businesses sold, to consolidated and outdoor direct operating and SG&A expenses; and (vii) consolidated and outdoor OIBDAN, excluding effects of foreign exchange rates and results from outdoor markets sold, to consolidated and outdoor operating income. See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

Third Quarter 2017 Results

Consolidated

Consolidated revenue decreased $29.2 million, or 1.9%, during the third quarter of 2017 as compared to the third quarter of 2016. Revenue growth from our iHM business was offset by lower revenue generated by our International and Americas outdoor businesses as a result of the sales of certain outdoor businesses. Consolidated revenue was flat, after adjusting for a $10.2 million impact from movements in foreign exchange rates and the $39.3 million impact of outdoor businesses sold in 2016.

Consolidated direct operating and SG&A expenses increased $47.1 million, or 4.6%, during the third quarter of 2017 as compared to the third quarter of 2016. Consolidated direct operating and SG&A expenses increased $68.6 million, or 7.0%, in the third quarter after adjusting for a $9.8 million impact of movements in foreign exchange rates and the $31.4 million impact from the sale of the outdoor businesses.

Consolidated operating income decreased $71.0 million, or 23.7%, during the third quarter of 2017 as compared to the third quarter of 2016, primarily due to a $33.8 million prior year benefit resulting from contract renegotiations and the $12.1 million loss on the sale of our Canadian outdoor market.

The Company’s OIBDAN decreased 14.3% to $402.4 million during the third quarter of 2017 as compared to the third quarter of 2016. After adjusting for the movements in foreign exchange rates and the impact of the sale of outdoor businesses, the Company’s OIBDAN decreased 12.9% in the third quarter of 2017, compared to the same period in 2016.

Included in the 2017 third quarter operating income and OIBDAN were $4.9 million of direct operating and SG&A expenses and $1.1 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, compared to $5.0 million and $1.0 million of such expenses in the prior year, respectively.

iHeartMedia

iHeartMedia revenues increased $2.4 million, or 0.3%, during the third quarter of 2017 as compared to the third quarter of 2016, with growth in national and digital revenue being partially offset by lower local revenue. National revenue grew due to an increase in national trade and barter, largely from the iHeartMedia Music Festival, as well as increased programmatic buying in response to our national sales initiatives and investments, partially offset by a decrease in national traffic and weather revenue. Local revenue decreased as a result of lower spot revenue, partially offset by an increase in local trade and barter.

Direct operating and SG&A expenses increased $55.2 million, or 11.1%, during the third quarter of 2017 as compared to the third quarter of 2016 primarily driven by a $33.8 million prior year benefit resulting from the renegotiation of certain contracts, higher trade and barter, higher content and programming costs, and higher variable expenses, including sales activation costs.

Operating income decreased 16.8% to $248.0 million, and OIBDAN decreased 14.7% to $306.1 million for the third quarter of 2017 as compared to the third quarter of 2016. Each of operating income and OIBDAN for 2017 includes $2.4 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $2.5 million in the 2016 period.

Americas Outdoor

Americas outdoor revenues decreased $6.4 million, or 2.0%, during the third quarter of 2017 as compared to the third quarter of 2016. Revenues decreased $3.1 million, or 1.0%, after adjusting for a $0.9 million impact from movements in foreign exchange rates and the $4.2 million impact from the sale of our business in Canada. The decrease in revenue is primarily due to higher revenue in the prior year period due to the 2016 Olympics in Brazil and the exchange of outdoor markets in the first quarter of 2017. This was partially offset by increased digital revenue from new and existing airports contracts.

Direct operating and SG&A expenses decreased $1.2 million, or 0.6%, during the third quarter of 2017 as compared to the third quarter of 2016. Direct operating and SG&A expenses increased $2.6 million, or 1.4%, after adjusting for a $0.7 million impact from movements in foreign exchange rates and the $4.5 million impact from the sale of our business in Canada. Direct operating and SG&A expenses increased primarily from higher fixed site lease expenses, partially offset by lower variable expenses due to the 2016 Olympics in Brazil.

Operating income decreased 6.4% to $73.3 million during the third quarter of 2017 as compared to the third quarter of 2016, resulting primarily from the $12.1 million loss on the sale of our Canadian outdoor market. OIBDAN decreased $5.2 million, or 4.2%. OIBDAN decreased $5.7 million, or 4.6%, during the third quarter 2017, after adjusting for a $0.2 million impact from movements in foreign exchange rates and the $0.3 million impact from the sale of our business in Canada. Operating income and OIBDAN in the third quarter of 2017 each included $0.5 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $0.3 million in the 2016 period.

International Outdoor

International outdoor revenues decreased $17.7 million, or 5.1%, during the third quarter of 2017 as compared to the third quarter of 2016. Revenues increased $8.1 million, or 2.6%, after adjusting for a $9.3 million impact from movements in foreign exchange rates and the $35.2 million impact from the sale of our businesses in Australia and Turkey. The increase is primarily due to growth across several markets including China, Spain, Switzerland and the United Kingdom, primarily from new contracts and digital expansion.

Direct operating and SG&A expenses decreased $2.7 million, or 0.9%, during the third quarter of 2017 as compared to the third quarter of 2016. Direct operating and SG&A expenses increased $15.0 million, or 5.7%, after adjusting for a $9.2 million impact from movements in foreign exchange rates and the $26.9 million impact from the sale of our businesses in Australia and Turkey. Direct operating and SG&A expenses increased primarily due to higher site lease expense in certain countries experiencing revenue growth.

Operating income decreased 59.4% to $7.4 million during the third quarter of 2017 as compared to the third quarter of 2016. OIBDAN decreased $15.0 million, or 27.1%. OIBDAN decreased $6.9 million, or 14.6%, during the third quarter 2017, after adjusting for a $0.1 million impact from movements in foreign exchange rates and the $8.3 million impact from the sale of our businesses in Australia and Turkey. Operating income and OIBDAN in the third quarter of 2017 each include $2.0 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $2.1 million in the 2016 period.

Liquidity and Financial Position

As of September 30, 2017, we had $286.4 million of cash on our balance sheet, including $222.4 million of cash held by our subsidiary, CCOH. A total of $214.1 million of our cash is held outside the U.S. For the nine months ended September 30, 2017, cash used for operating activities was $558.7 million, cash used for investing activities was $145.0 million, cash provided by financing activities was $137.1 million, and the effect of exchange rate changes on cash totaled $8.0 million. The net decrease in cash from December 31, 2016 was $558.7 million.

Capital expenditures for the nine months ended September 30, 2017 were $184.9 million compared to $201.0 million in the nine months ended September 30, 2016. We estimate capital expenditures for 2017 to be between $275 million and $300 million.

As of September 30, 2017, we had a borrowing base of $499.1 million under iHeartCommunications’ receivables-based credit facility, had $365.0 million of outstanding borrowings and had $49.1 million of outstanding letters of credit, resulting in $85.0 million of excess availability. However, any incremental borrowings under iHeartCommunications’ receivables-based credit facility may be further limited by the terms contained in iHeartCommunications’ material financing agreements.

On February 7, 2017, iHeartCommunications completed an exchange offer of $476.4 million principal amount of our 10.0% Senior Notes due 2018 for $476.4 million principal amount of newly-issued 11.25% Priority Guarantee Notes due 2021. Of the $476.4 million principal amount of 11.25% Priority Guarantee Notes due 2021 issued in the exchange offer, $241.4 million principal amount was issued to subsidiaries of iHeartCommunications that participated in the exchange offer.

On February 9, 2017, CCOH declared a special dividend of $282.5 million using a portion of the proceeds from the sales of certain U.S. outdoor markets and of our Australia business, which was paid on February 23, 2017. We received 89.9% of the dividend or approximately $254.0 million, with the remaining 10.1% or approximately $28.5 million, paid to public stockholders of CCOH.

On March 15, 2017, iHeartCommunications commenced exchange offers to exchange certain series of its outstanding debt securities for new securities of the Company, iHeartCommunications and CC Outdoor Holdings, Inc., a wholly-owned subsidiary of the Company, and concurrent consent solicitations with respect to the terms of the existing notes. On March 15, 2017, the Company also commenced offers to amend its outstanding Term Loan D and Term Loan E borrowings under its senior secured credit facility and/or issue new securities of the Company, CC Outdoor Holdings, Inc., Broader Media, LLC and/or iHeartCommunications to participating lenders. The notes exchange offers were amended on April 14, 2017. Both the notes exchange offers and the term loan offers were open as of November 8, 2017. The terms of the notes exchange offers and the term loan offers have been revised and are subject to substantial further revision, and the offers may never be consummated, on the terms currently proposed or otherwise.

On July 10, 2017, we exchanged $15.6 million of aggregate principal amount of 10.0% Senior Notes due 2018 that were held by an unaffiliated party for $15.6 million of aggregate principal amount of 11.25% Priority Guarantee Notes due 2021 that were held by a subsidiary of iHeartCommunications.

On July 31, 2017, we borrowed an additional $60.0 million under our receivables-based credit facility.

On August 14, 2017, CCIBV, our indirect subsidiary, issued $150.0 million in aggregate principal amount of 8.75% Senior Notes due 2020 (the “New Notes”). The New Notes were issued as additional notes under the indenture governing CCIBV’s existing 8.75% Senior Notes due 2020 and were issued at a premium, which resulted in $156.0 million in proceeds. The New Notes mature on December 15, 2020 and bear interest at a rate of 8.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year.

In October 2017, we exchanged $45.0 million in aggregate principal amount of 11.25% Priority Guarantee Notes due 2021 that were held by a subsidiary of iHeartCommunications for $45.0 million of aggregate principal amount outstanding of its 10.0% Senior Notes due 2018 that were held by unaffiliated third parties.

The senior secured credit facilities require us to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) for the preceding four quarters. We were in compliance with this covenant and, except as otherwise disclosed in our Quarterly Report on Form 10-Q filed on November 8, 2017, the other covenants in the senior secured credit facilities and in iHeartCommunications’ other material financing agreements as of September 30, 2017.

For the year ended December 31, 2016, we adopted a new accounting standard that requires us to evaluate on a quarterly basis whether there is substantial doubt about our ability to continue as a going concern for a period of 12 months following the date our financial statements are issued. A substantial amount of our cash requirements are for debt service obligations. Although we have generated operating income in excess of $1.0 billion in each of the years ended December 31, 2016 and 2015, we incurred net losses and had negative cash flows from operations for each of these years as a result of significant cash interest payments arising from our substantial debt balance. For the nine months ended September 30, 2017, we used cash of $558.7 million for operating activities, which included cash paid for interest of $1,426.4 million. Our current forecast indicates we will continue to incur net losses and generate negative cash flows from operating activities as a result of our indebtedness and significant related interest expense. At September 30, 2017, the Company had debt maturities totaling $366.9 million, $308.5 million (net of $277.1 million due to certain of our subsidiaries) and $8,368.9 million in 2017, 2018 and 2019, respectively. In October 2017, we exchanged $45.0 million in aggregate principal amount of 11.25% Priority Guarantee Notes due 2021 that were held by our subsidiary for $45.0 million of aggregate principal amount outstanding of our 10.0% Senior Notes due 2018 that were held by an unaffiliated third-party. As of November 8, 2017, our debt maturities in the next 12 months include (i) $365.0 million outstanding under iHeartCommunications’ receivables-based credit facility, which matures on December 24, 2017, (ii) $51.5 million of 10% Senior Notes due January 15, 2018 (after giving effect to the private note exchanges), (iii) $175.0 million of 6.875% Senior Notes due June 15, 2018 and (iv) $24.8 million of contractual AHYDO catch-up payments to be made on iHeartCommunications’ 14% Senior Notes due 2021 on the interest payment due on August 1, 2018. Our forecast also includes approximately $1.8 billion in cash interest payments in the next 12 months, of which $344.6 million is payable in the fourth quarter of 2017 and $548.2 million is payable in the first quarter of 2018. In addition, in certain circumstances, a committee of the CCOH board of directors formed for the specific purpose of monitoring the Intercompany Note (the “CCOH Intercompany Note Committee”) has the non-exclusive authority to demand payments under the Intercompany Note, as long as the CCOH board of directors declares a simultaneous dividend equal to the amount so demanded. As of November 8, 2017, the CCOH Intercompany Note Committee has the right pursuant to the terms of the settlement for the derivative litigation filed by CCOH’s stockholders regarding the Intercompany Note but not the obligation, to make a demand on the Intercompany Note. If the CCOH Intercompany Note Committee exercised this right to demand a full repayment of the Intercompany Note and the CCOH board of directors declared a simultaneous dividend, based on the balance of the Intercompany Note outstanding at September 30, 2017, approximately $110.4 million would be payable to the public stockholders of CCOH. If we are unable to refinance the receivables-based credit facility, the 10% Senior Notes due January 15, 2018, and/or the 6.875% Senior Notes due June 15, 2018 and take other steps to create additional liquidity, forecasted cash flows are not sufficient for us to meet our obligations, including upcoming interest payments and maturities, as they become due in the ordinary course of business for a period of 12 months following November 8, 2017.

Conference Call

iHeartMedia, Inc. along with its wholly owned subsidiary, iHeartCommunications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on November 8, 2017, at 8:30 a.m. Eastern Time. The conference call number is (877) 531-2986 (U.S. callers) and (612) 332-1210 (International callers) and the passcode for both is 432190. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 432190. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 – Financial Highlights of iHeartMedia, Inc. and Subsidiaries

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$1,537,416	$1,566,582	$4,457,106	$4,542,852
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	621,895	591,740	1,807,534	1,771,590
Selling, general and administrative expenses (excludes depreciation and amortization)	438,654	421,700	1,336,563	1,281,849
Corporate expenses (excludes depreciation and amortization)	77,967	86,832	233,487	252,348
Depreciation and amortization	149,749	158,453	443,650	476,053
Impairment charges	7,631	8,000	7,631	8,000
Other operating income (expense), net	(13,215)	(505)	24,785	219,768

Operating income	228,305	299,352	653,026	972,780
Interest expense	470,250	459,852	1,388,747	1,389,793
Loss on investments, net	(2,173)	(13,767)	(2,433)	(13,767)
Equity in earnings (loss) of nonconsolidated affiliates	(2,238)	1,117	(2,240)	(926)
Gain on extinguishment of debt	—	157,556	—	157,556
Other income (expense), net	2,223	(7,323)	(11,244)	(47,054)

Loss before income taxes	(244,133)	(22,917)	(751,638)	(321,204)
Income tax expense	(2,051)	(5,613)	(50,143)	(42,243)

Consolidated net loss	(246,184)	(28,530)	(801,781)	(363,447)
Less: Amount attributable to noncontrolling interest	1,993	6,471	8,648	38,950

Net loss attributable to the Company	$(248,177)	$(35,001)	$(810,429)	$(402,397)

For the three months ended September 30, 2017, foreign exchange rate movements increased the Company’s revenues by $10.2 million, increased direct operating expenses by $7.2 million and SG&A expenses by $2.6 million. For the nine months ended September 30, 2017, foreign exchange rate movements decreased the Company’s revenues by $18.1 million, decreased direct operating expenses by $11.3 million and SG&A expenses by $3.0 million.

TABLE 2 – Selected Balance Sheet Information

Selected balance sheet information for September 30, 2017 and December 31, 2016:

(In millions)	September 30, 2017	December 31, 2016
Cash	$286.4	$845.0
Total Current Assets	2,027.5	2,504.7
Net Property, Plant and Equipment	1,888.1	1,948.2
Total Assets	12,257.3	12,862.2
Current Liabilities (excluding current portion of long-term debt)	1,240.6	1,331.7
Long-term Debt (including current portion of long-term debt)	20,614.9	20,365.0
Shareholders’ Deficit	(11,677.7)	(10,885.5)

TABLE 3 – Total Debt

At September 30, 2017 and December 31, 2016, iHeartMedia, Inc. had total debt of:

(In millions)	September 30, 2017	December 31, 2016
Senior Secured Credit Facilities	$6,300.0	$6,300.0
Receivables Based Credit Facility	365.0	330.0
Priority Guarantee Notes	6,525.3	6,274.8
Subsidiary Revolving Credit Facility due 2018	—	—
Other Secured Subsidiary Debt	8.7	21.0

Total Secured Debt	13,199.0	12,925.8
Senior Notes due 2021	1,763.9	1,729.2
iHeartCommunications Legacy Notes[1]	475.0	475.0
Senior Notes due 2018	96.5	347.0
Subsidiary Senior Notes due 2022	2,725.0	2,725.0
Subsidiary Senior Subordinated Notes due 2020	2,200.0	2,200.0
Subsidiary Senior Notes due 2020	375.0	225.0
Other Subsidiary Debt	25.6	28.0
Purchase accounting adjustments and original issue discount	(142.8)	(167.0)
Long-term debt fees	(102.3)	(123.0)

Total long-term debt (including current portion of long-term debt)	$20,614.9	$20,365.0

1Net of $57.1 million of outstanding Legacy Notes held by a subsidiary of iHeartCommunications.

On January 31, 2017, iHeartCommunications prepaid $25.0 million of the amount borrowed under its receivables-based credit facility, bringing its total outstanding borrowings under this facility to $305.0 million. On July 31, 2017, iHeartCommunications borrowed an additional $60.0 million under its receivables-based credit facility, bringing a total amount of $365.0 million outstanding under this facility, which matures on December 24, 2017.

On February 7, 2017, iHeartCommunications completed an exchange offer of $234.9 million principal amount of its 10.0% Senior Notes due 2018 for $234.9 million principal amount of newly-issued 11.25% Priority Guarantee Notes due 2021, which were issued as “additional notes” under the indenture governing the 11.25% Priority Guarantee Notes due 2021.

On July 10, 2017, iHeartCommunications exchanged $15.6 million principal amount of iHeartCommunications’ 10.0% Senior Notes due 2018 that were held by an unaffiliated third party for $15.6 million principal amount of iHeartCommunications’ 11.25% Priority Guarantee Notes due 2021 that were held by a subsidiary of iHeartCommunications.

On August 14, 2017, Clear Channel International B.V. (“CCIBV”), an indirect subsidiary of the Company, issued $150.0 million in aggregate principal amount of 8.75% Senior Notes due 2020 (the “New Notes”). The New Notes were issued as additional notes under the indenture governing CCIBV’s existing 8.75% Senior Notes due 2020 and were issued at a premium, which resulted in $156.0 million in proceeds. The New Notes mature on December 15, 2020 and bear interest at a rate of 8.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year.

In October 2017, we exchanged $45.0 million in aggregate principal amount of 11.25% Priority Guarantee Notes due 2021 that were held by a subsidiary of iHeartCommunications for $45.0 million of aggregate principal amount outstanding of its 10.0% Senior Notes due 2018 that were held by unaffiliated third parties.

The current portion of long-term debt was $619.0 million and $342.9 million as of September 30, 2017 and December 31, 2016, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and nine months ended September 30, 2017 and 2016. The Company defines OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as the following line items presented in its Statement of Comprehensive Loss: Depreciation and amortization; Impairment charges; and Other operating income (expense), net.

The Company uses OIBDAN, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from outdoor markets and businesses sold; (iii) revenues, excluding political advertising revenues and (iv) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates.

The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from its foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the first quarter of 2016, the Company sold nine non-strategic Americas outdoor markets, in the second quarter of 2016, the Company sold its business in Turkey and in the fourth quarter of 2016, the Company sold its business in Australia. In the first quarter of 2017, the Company sold its Indianapolis market and in the third quarter of 2017, the Company sold its business in Canada. The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from outdoor markets and businesses sold, for the consolidated Company and the Americas and International outdoor segments, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results from the outdoor markets and businesses that were sold, as these results will not be included in the Company’s results in current and future periods.

The Company presents revenues, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenues, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.

Corporate expenses, excluding the effects of non-cash compensation expenses and the effects of foreign exchange rates, is presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment, to consolidated and segment operating income (loss); (ii) revenues, excluding effects of foreign exchange rates, to revenues (iii); direct operating and SG&A expenses, excluding effects of foreign exchange rates, to direct operating and SG&A expenses; (iv) revenues, excluding political advertising revenues, to revenues; (v) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to corporate expenses; (vi) consolidated and outdoor revenues, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to consolidated and outdoor revenues; (vii) consolidated and outdoor direct operating and SG&A expenses, excluding the effects of foreign exchange rates and results from outdoor markets and businesses sold, to consolidated and outdoor direct operating and SG&A expenses; and (vii) consolidated and outdoor OIBDAN, excluding effects of foreign exchange rates and results from outdoor markets sold, to consolidated and outdoor operating income.

Reconciliation of OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment, to Consolidated and Segment Operating Income (Loss)

(In thousands)	OIBDAN, excluding effects of foreign exchange	Effects of foreign exchange	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating (income) expense, net	Operating income (loss)
Three Months Ended September 30, 2017
iHM	$306,060	$—	$306,060	$—	$58,089	$—	$—	$247,971
Americas Outdoor	120,069	220	120,289	—	47,035	—	—	73,254
International Outdoor	40,155	148	40,303	—	32,886	—	—	7,417
Other	11,154	—	11,154	—	3,893	—	—	7,261
Corporate	(74,444)	16	(74,428)	3,539	7,846	—	—	(85,813)
Impairment charges	—	—	—	—	—	7,631	—	(7,631)
Other operating expense, net	—	—	—	—	—	—	13,215	(13,215)
Eliminations	(939)	—	(939)	—	—	—	—	(939)

Consolidated	$402,055	$384	$402,439	$3,539	$149,749	$7,631	$13,215	$228,305

Three Months Ended September 30, 2016
iHM	$358,819	$—	$358,819	$—	$60,691	$—	$—	$298,128
Americas Outdoor	125,508	—	125,508	—	47,242	—	—	78,266
International Outdoor	55,299	—	55,299	—	37,018	—	—	18,281
Other	14,126	—	14,126	—	4,483	—	—	9,643
Corporate	(83,348)	—	(83,348)	3,484	9,019	—	—	(95,851)
Impairment charges	—	—	—	—	—	8,000	—	(8,000)
Other operating expense, net	—	—	—	—	—	—	505	(505)
Eliminations	(610)	—	(610)	—	—	—	—	(610)

Consolidated	$469,794	$—	$469,794	$3,484	$158,453	$8,000	$505	$299,352

(In thousands)	OIBDAN, excluding effects of foreign exchange	Effects of foreign exchange	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating (income) expense, net	Operating income (loss)
Nine Months Ended September 30, 2017
iHM	$833,088	$—	$833,088	$—	$174,946	$—	$—	$658,142
Americas Outdoor	326,883	365	327,248	—	137,689	—	—	189,559
International Outdoor	134,806	(4,193)	130,613	—	95,149	—	—	35,464
Other	24,810	—	24,810	—	11,097	—	—	13,713
Corporate	(226,399)	1,932	(224,467)	9,020	24,769	—	—	(258,256)
Impairment charges	—	—	—	—	—	7,631	—	(7,631)
Other operating income, net	—		—	—	—	—	(24,785)	24,785
Eliminations	(2,750)		(2,750)	—	—	—	—	(2,750)

Consolidated	$1,090,438	$(1,896)	$1,088,542	$9,020	$443,650	$7,631	$(24,785)	$653,026

Nine Months Ended September 30, 2016
iHM	$947,458	$—	$947,458	$—	$182,506	$—	$—	$764,952
Americas Outdoor	342,359	—	342,359	—	140,883	—	—	201,476
International Outdoor	169,192	—	169,192	—	113,075	—	—	56,117
Other	31,014	—	31,014	—	12,809	—	—	18,205
Corporate	(241,998)	—	(241,998)	10,350	26,780	—	—	(279,128)
Impairment charges	—	—	—	—	—	8,000	—	(8,000)
Other operating income, net	—	—	—	—	—	—	(219,768)	219,768
Eliminations	(610)	—	(610)	—	—	—	—	(610)

Consolidated	$1,247,415	$—	$1,247,415	$10,350	$476,053	$8,000	$(219,768)	$972,780

Reconciliation of Revenues, excluding effects of foreign exchange rates, to Revenues

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Consolidated revenue	$1,537,416	$1,566,582	(1.9)%	$4,457,106	$4,542,852	(1.9)%
Excluding: Foreign exchange (increase) decrease	(10,214)	—		18,055	—

Consolidated revenue, excluding effects of foreign exchange	$1,527,202	$1,566,582	(2.5)%	$4,475,161	$4,542,852	(1.5)%

Americas Outdoor revenue	$316,587	$322,997	(2.0)%	$919,967	$931,058	(1.2)%
Excluding: Foreign exchange increase	(883)	—		(2,748)	—

Americas Outdoor revenue, excluding effects of foreign exchange	$315,704	$322,997	(2.3)%	$917,219	$931,058	(1.5)%

International Outdoor revenue	$328,502	$346,224	(5.1)%	$942,167	$1,035,263	(9.0)%
Excluding: Foreign exchange (increase) decrease	(9,331)	—		20,803	—

International Outdoor revenue, excluding effects of foreign exchange	$319,171	$346,224	(7.8)%	$962,970	$1,035,263	(7.0)%

Reconciliation of Direct operating and SG&A expenses, excluding effects of foreign exchange rates, to Direct operating and SG&A expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Consolidated direct operating and SG&A expenses	$1,060,549	$1,013,440	4.6%	$3,144,097	$3,053,439	3.0%
Excluding: Foreign exchange (increase) decrease	(9,846)	—		14,227	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange	$1,050,703	$1,013,440	3.7%	$3,158,324	$3,053,439	3.4%

Americas Outdoor direct operating and SG&A expenses	$196,298	$197,489	(0.6)%	$592,719	$588,699	0.7%
Excluding: Foreign exchange increase	(663)	—		(2,383)	—

Americas Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange	$195,635	$197,489	(0.9)%	$590,336	$588,699	0.3%

International Outdoor direct operating and SG&A expenses	$288,199	$290,925	(0.9)%	$811,554	$866,071	(6.3)%
Excluding: Foreign exchange (increase) decrease	(9,183)	—		16,610	—

International Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange	$279,016	$290,925	(4.1)%	$828,164	$866,071	(4.4)%

Reconciliation of Revenues, excluding Political Advertising Revenues, to Revenues

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Consolidated revenue	$1,537,416	$1,566,582	(1.9)%	$4,457,106	$4,542,852	(1.9)%
Excluding: Political revenue	(7,305)	(18,645)		(18,927)	(45,248)

Consolidated revenue, excluding effects of political revenue	$1,530,111	$1,547,937	(1.2)%	$4,438,179	$4,497,604	(1.3)%

iHM revenue	$859,531	$857,099	0.3%	$2,501,084	$2,463,899	1.5%
Excluding: Political revenue	(5,288)	(10,827)		(13,618)	(29,505)

iHM revenue excluding, effects of political revenue	$854,243	$846,272	0.9%	$2,487,466	$2,434,394	2.2%

Americas Outdoor revenue	$316,587	$322,997	(2.0)%	$919,967	$931,058	(1.2)%
Excluding: Political revenue	(586)	(802)		(1,960)	(1,609)

Americas Outdoor revenue, excluding effects of political revenue	$316,001	$322,195	(1.9)%	$918,007	$929,449	(1.2)%

Other revenue	$34,452	$41,414	(16.8)%	$99,332	$114,663	(13.4)%
Excluding: Political revenue	(1,431)	(7,016)		(3,349)	(14,134)

Other revenue, excluding effects of political revenue	$33,021	$34,398	(4.0)%	$95,983	$100,529	(4.5)%

Reconciliation of Corporate Expenses, excluding Non-cash compensation expenses and effects of foreign exchange rates, to Corporate Expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Corporate Expense	$77,967	$86,832	(10.2)%	$233,487	$252,348	(7.5)%
Excluding: Non-cash compensation expense	(3,539)	(3,484)		(9,020)	(10,350)

Corporate Expense, excluding non-cash compensation expense	$74,428	$83,348	(10.7)%	$224,467	$241,998	(7.2)%
Excluding: Foreign exchange decrease	16	—		1,932	—

Corporate Expense, excluding non-cash compensation expense and movements in foreign exchange	$74,444	$83,348	(10.7)%	$226,399	$241,998	(6.4)%

Reconciliation of Consolidated and Outdoor Revenues, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to Consolidated and Outdoor Revenues

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Consolidated revenue	$1,537,416	$1,566,582	(1.9)%	$4,457,106	$4,542,852	(1.9)%
Excluding: Revenue from outdoor markets and businesses sold	(2,597)	(41,915)		(13,680)	(131,154)
Excluding: Foreign exchange (increase) decrease	(10,214)	—		18,055	—

Consolidated revenue, excluding effects of foreign exchange and revenue from outdoor markets and businesses sold	$1,524,605	$1,524,667	—%	$4,461,481	$4,411,698	1.1%

Americas Outdoor revenue	$316,587	$322,997	(2.0)%	$919,967	$931,058	(1.2)%
Excluding: Revenue from markets and business sold	(2,597)	(6,765)		(13,680)	(24,609)
Excluding: Foreign exchange increase	(883)	—		(2,748)	—

Americas Outdoor revenue, excluding effects of foreign exchange and revenue from markets and business sold	$313,107	$316,232	(1.0)%	$903,539	$906,449	(0.3)%

International Outdoor revenue	$328,502	$346,224	(5.1)%	$942,167	$1,035,263	(9.0)%
Excluding: Revenue from businesses sold	—	(35,150)		—	(106,545)
Excluding: Foreign exchange (increase) decrease	(9,331)	—		20,803	—

International Outdoor revenue, excluding effects of foreign exchange and revenue from businesses sold	$319,171	$311,074	2.6%	$962,970	$928,718	3.7%

Reconciliation of Consolidated and Outdoor Direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to Consolidated and Outdoor Direct operating and SG&A expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Consolidated direct operating and SG&A expenses	$1,060,549	$1,013,440	4.6%	$3,144,097	$3,053,439	3.0%
Excluding: Operating expenses from outdoor markets and businesses sold	(2,420)	(33,765)		(13,585)	(108,587)
Excluding: Foreign exchange decrease	(9,846)	—		14,227	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from outdoor markets and businesses sold	$1,048,283	$979,675	7.0%	$3,144,739	$2,944,852	6.8%

Americas Outdoor direct operating and SG&A expenses	$196,298	$197,489	(0.6)%	$592,719	$588,699	0.7%
Excluding: Operating expenses from markets and business sold	(2,420)	(6,881)		(13,585)	(23,485)
Excluding: Foreign exchange decrease	(663)	—		(2,383)	—

Americas Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from markets and business sold	$193,215	$190,608	1.4%	$576,751	$565,214	2.0%

International Outdoor direct operating and SG&A expenses	$288,199	$290,925	(0.9)%	$811,554	$866,071	(6.3)%
Excluding: Operating expenses from businesses sold	—	(26,884)		—	(85,102)
Excluding: Foreign exchange decrease	(9,183)	—		16,610	—

International Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from businesses sold	$279,016	$264,041	5.7%	$828,164	$780,969	6.0%

Reconciliation of Consolidated and Outdoor OIBDAN, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to Consolidated and Outdoor Operating income

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2017	2016		2017	2016
Consolidated operating income	$228,305	$299,352	(23.7)%	$653,026	$972,780	(32.9)%
Excluding: Revenue, direct operating and SG&A expenses from outdoor markets and businesses sold	(177)	(8,150)		(95)	(22,567)
Excluding: Foreign exchange decrease	(384)	—		1,896	—
Excluding: Non-cash compensation expenses	3,539	3,484		9,020	10,350
Excluding: Depreciation and amortization	149,749	158,453		443,650	476,053
Excluding: Impairment	7,631	8,000		7,631	8,000
Excluding: Other operating (income) expense, net	13,215	505		(24,785)	(219,768)

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from outdoor markets and businesses sold	$401,878	$461,644	(12.9)%	$1,090,343	$1,224,848	(11.0)%

Americas Outdoor operating income	$73,254	$78,266	(6.4)%	$189,559	$201,476	(5.9)%
Excluding: Revenue, direct operating and SG&A expenses from markets and business sold	(177)	116		(95)	(1,124)
Excluding: Foreign exchange decrease	(220)	—		(365)	—
Excluding: Depreciation and amortization	47,035	47,242		137,689	140,883

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from markets and business sold	$119,892	$125,624	(4.6)%	$326,788	$341,235	(4.2)%

International Outdoor operating income	$7,417	$18,281	(59.4)%	$35,464	$56,117	(36.8)%
Excluding: Revenue, direct operating and SG&A expenses of businesses sold	—	(8,266)		—	(21,443)
Excluding: Foreign exchange decrease	(148)	—		4,193	—
Excluding: Depreciation and amortization	32,886	37,018		95,149	113,075

International Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from businesses sold	$40,155	$47,033	(14.6)%	$134,806	$147,749	(8.8)%

About iHeartMedia, Inc.

iHeartMedia, Inc. (PINK: IHRT) is one of the leading global multi-platform media and entertainment companies specializing in radio, digital, out-of-home, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers. Its iHeartMedia division has the largest reach of any radio or television outlet in America, serving 160+ local markets through 856 owned radio stations in addition to its iHeartRadio digital platform. Its publicly traded Clear Channel Outdoor Holdings, Inc. division (NYSE: CCO) is one of the world’s largest out-of-home advertising companies, with over 580,000 displays in 31 countries across four continents, including 42 of the 50 largest markets in the United States. More information is available at www.iheartmedia.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries, including iHeartMedia Capital I, LLC, iHeartCommunications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives, our expectations about certain markets and our liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the Company’s ability to continue as a going concern; the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations and liquidity-generating transactions to make payments on its indebtedness; weak or uncertain global economic conditions; changes in general economic and political conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; and risks that the anticipated cost savings from the Company’s strategic revenue and efficiency initiatives may not persist. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s, Clear Channel Outdoor Holdings, Inc.’s, iHeartMedia Capital I, LLC’s and iHeartCommunications, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.